Exhibit 10.25

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AMENDMENT NO. 2 TO SERVICES AND SUPPLY AGREEMENT

This AMENDMENT NO. 2 TO SERVICES AND SUPPLY AGREEMENT (this “Amendment”) effective as of January 15, 2010 is entered into by and between diaDexus, Inc. (“diaDexus”) and Diazyme Laboratories, a division of General Atomics (“Supplier”).

WHEREAS, diaDexus and Supplier are parties to a Services and Supply Agreement, effective as of January 1, 2009, as amended by an Amendment No. 1 effective August 17, 2009 (as the same may be amended, supplemented or otherwise modified from time to time, the “Agreement”); and

WHEREAS, diaDexus and Supplier desire to amend the Agreement to, among other things, provide for miscellaneous services that may be performed by Supplier for diaDexus, including payment for such miscellaneous services.

NOW, THEREFORE, the undersigned hereby agree as follows:

1.        Definitions.  Except as otherwise expressly provided herein, capitalized terms used herein shall have the meanings set forth in the Agreement.

2.        Amendments to Agreement.

(a)      The “DEFINITIONS” section of the Agreement is hereby amended by adding the following new definition in the appropriate alphabetical order:

“Miscellaneous Services” shall have the meaning set forth in paragraph 4 of Exhibit B.

(b)      The heading of the “SUPPLY” section of the Agreement is hereby amended to read as follows:

“ARTICLE 2

SUPPLY”

(c)      The heading of the first paragraph of the “SUPPLY” section of the Agreement is hereby amended to read as follows:

“2.1        Terms and Conditions.”

(d)      The heading of the second paragraph of the “SUPPLY” section of the Agreement is hereby amended to read as follows:

“2.2        Supply.”

(e)      The heading of Section 2.4 of the Agreement is hereby amended to read as follows:

“2.4        Supply of Critical Components, Quality Testing and Miscellaneous Services”

(f)        The following provision is hereby added as Section 2.4(c) of the Agreement:

“(c)            Miscellaneous Services. From time-to-time, at the written request of diaDexus, Supplier may perform Miscellaneous Services as described in Exhibit B to assist diaDexus with other administrative activities related to the Products. These services will be performed by Supplier on a time and materials basis at the rates specified in Exhibit B.”

(g)        Section 2.6 of the Agreement is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:

“2.6 Prices. diaDexus shall pay to Supplier the Price for QC testing, for Product supplied by Supplier and for Miscellaneous Services under this Agreement, each as set forth in Exhibit B.”

(h)        Section 2.8 of the Agreement is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:

“2.8 Invoicing. For each calendar month, Supplier shall submit monthly invoices for (a) [*], (b) kit assembly, packaging fees, and shipping and handling fees for semi-finished and finished Products in connection with customer orders shipped by Supplier to diaDexus or its Customers, and (c) Miscellaneous Services performed. All invoices shall be sent to diaDexus’ address for notices in Article 8 herein, or such other address as designated by diaDexus in writing, and each such invoice shall state the aggregate and unit prices for the Products produced or shipped, and shall separately itemize any shipping, packaging, handling, storage, insurance, taxes or other costs incident to the transfer or shipment [*].”

(i)        Section 3.1 of the Agreement is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:

“3.1 Payment. diaDexus shall make full payment to Supplier for all Products tested and shipped, and Miscellaneous Services provided, hereunder no later than thirty (30) days from the date of Supplier’s invoice.”

(j)        Exhibit B (Pricing) to the Agreement is hereby amended by replacing such Exhibit in its entirety with the Exhibit B (Pricing) set forth in Attachment A hereto.

3.         Full Force and Effect.  Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect.

4.         Governing Law.  This Amendment will be governed by and interpreted in accordance with the laws of the State of California applicable to contracts entered into and to be performed wholly within the State of California, excluding conflict of laws principles.

5.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.

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[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized officers as of the date first written above.

DIADEXUS, INC.		DIAZYME LABORATORIES, a division of General Atomics

By:	/s/ P. Plewman	By:	/s/ A. G. Navarra

Name: P. Plewman		Name: A. G. Navarra

Title: President & CEO		Title: Sr. VP

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO SERVICES AND SUPPLY AGREEMENT]

ATTACHMENT A

EXHIBIT B

PRICING

[*]

[*] Two pages have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.